NEITHER THIS SECURITY NOR THE SECURITIES ISSUABLE UPON CONVERSION
     HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.


[No. ___]                                                           [US $_____]

                   CHINA AOXING PHARMACEUTICAL COMPANY, INC.

                         10% CONVERTIBLE DEBENTURE


     THIS DEBENTURE ("Debenture") is issued by CHINA AOXING
PHARMACEUTICAL COMPANY, INC., a Florida corporation (the "Company"), and is designated as its 10% Convertible Debenture. This Debenture has been issued by the Company pursuant to the terms of an Exchange Offer dated as of September 18, 2006.

     FOR VALUE RECEIVED, the Company promises to pay to the order of ____________________, or permitted assigns (the "Holder"), the principal sum of ___________________________________ (US $__________) Dollars.
Payment shall be due in full on January 1, 2009 (the "Payment Date"), unless the principal amount has been converted in accordance with Section 1 hereof prior to that date. Interest shall accrue on the principal balance outstanding at a rate of 10% per annum from the date of issuance. Accrued interest will be payable on January 1 and July 1 of each year while this Debenture remains unsatisfied. The Company may not prepay any part of the Principal Amount of this Debenture.

     This Debenture is subject to the following additional provisions:

     1.       Conversion.

     (a)      Automatic Conversion.   If on September 30, 2008 (the
"Automatic Conversion Date"), there is on file with the Securities and Exchange Commission ("SEC") a registration statement that has been declared effective by the SEC and that remains effective, which will permit the Holder to resell to the public the common stock issuable upon conversion of the Debenture, then on the Automatic Conversion Date the Principal Amount of this Debenture plus all accrued and unpaid interest shall convert automatically into shares of the Company's Common Stock. The Conversion Date for such automatic conversion shall be deemed to be the Automatic Conversion Date.

     (b) Voluntary Conversion. At any time prior to the Automatic Conversion Date, the Holder may convert the Principal Amount of this Debenture plus all accrued and unpaid interest into shares of the Company's Common Stock. The Holder may exercise the conversion right by giving written notice of conversion to the Company at its executive offices. The notice must designate a Conversion Date, which shall be no less than ten business days after the date on which the Company receives the notice of conversion.

     (c) Effect of Conversion. The rights of the Holder of this Debenture shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby on the Conversion Date.

     (d) Conversion Rate and Other Definitions. The number of shares of Common Stock issuable upon conversion of the Debenture shall be determined according to the following formula (the "Conversion Rate"):

             Principal and Accrued Interest
             ------------------------------
                    Conversion Price

     In addition, the following terms shall have the following meanings:

     "Conversion Date" means the date on which the Holders' rights convert from those of a debtholder to those of a shareholder, as determined by Section 1(a) or 1(b) above.

     "Conversion Price" means seventy-five percent (75%) of the Market
Price.

     "Market Price" means the highest closing bid price reported for the Common Stock during the five Trading Days immediately preceding the Conversion Date, as reported by Bloomberg Financial Markets.

     "Trading Day" means any day during which the New York Stock Exchange shall be open for business.

     (e)     Issuance of Certificates    Upon the occurrence of an
Automatic Conversion Date, the Company will give notice to the Holder of the Automatic Conversion Date and the Conversion Price. At any time after the Conversion Date, the Holder may surrender this Debenture to the Company. Promptly after receipt of this Debenture, the Company shall cause to be issued and delivered to the Holder, registered in such name or names as the Holder may direct, a certificate or certificates for the number of whole shares of Common Stock into which this Debenture has been converted. Any fractional share resulting from the conversion formula will be rounded up to the next full share. Issuance of shares of Common Stock issuable upon conversion that are requested to be registered in a name other than that of the registered Holder shall be subject to compliance with all applicable federal and state securities laws.


     2. No Recourse to Stockholders, etc. No recourse shall be had for the payment of the principal of, or any interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, employee, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     3. No Rights as Stockholder. No provision of this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a stockholder in respect of any meeting of stockholders or any rights whatsoever as a stockholder of the Company, unless and to the extent converted in accordance with the terms hereof.

     4. Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.


Dated:   ________________, 2006     China Aoxing Pharmaceutical Company, Inc.



                                    By:_________________________________
                                       John C. Leo, Secretary